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             CONSENT OF CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS



Electronic Processing, Inc.
501 Kansas Avenue
Kansas City, Kansas

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated November 8, 1996 relating to the financial statements of Electronic Processing, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Baird, Kurtz & Dobson has not prepared or certified such "Selected Financial Data."




                                       /s/ Baird, Kurtz & Dobson
                                       -----------------------------------
                                       BAIRD, KURTZ & DOBSON

Kansas City, Missouri
January 29, 1997